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[LASON LOGO]


                                                                   EXHIBIT 99.1

Contact:      Douglas S. Kearney
              248-837-7100
              www.LASON.com
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                 LASON ANNOUNCES RESULTS FOR FIRST QUARTER 2004
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TROY, Mich. - May 14, 2004 - LASON, Inc. (LSSN), a leading provider of integrated information management and Business Process Outsourcing ("BPO") solutions, today reported net revenues for the first quarter ended March 31, 2004 of $35.2 million and a net loss of $0.9 million. The Company recorded revenues and a net loss of $44.0 million and $0.5 million, respectively for the first quarter ended March 31, 2003. As of March 31, 2004, the Company's cash on hand plus revolving credit availability was $17.6 million, its working capital was $22.5 million, and its net senior debt (defined as total senior notes less cash on hand) was $16.3 million.

The Company's balance sheet remains healthy, with its net senior debt decreasing by $1.2 million during the first quarter 2004 versus the fourth quarter of 2003 and by $5.1 million versus the first quarter of 2003. The Company typically experiences fluctuations in quarter-to-quarter operating results. This fluctuation is driven by, but not limited to, the demand for its solutions and services, the size and timing of closing new customer contracts, changes in customer budgets and the conclusion of various customer contracts and projects.

Ronald D. Risher, President and Chief Executive Officer stated, "While we experienced a decline in revenue in the first quarter of 2004 versus 2003, it was expected as we execute our long-term strategy to re-focus the Company and its sales efforts on more complex BPO applications and integrated solutions, which require a longer sales cycle. In addition, the first quarter of 2004 results were impacted by a continued decline in certain less attractive areas of the marketplace, such as analog services, and a decline in volumes within certain applications, such as mortgage loan processing, which were impacted by the current macro-economic environment. That being said, the demand for our services remains high, we have made continued progress in the execution of our business plan and delivery of high-end BPO applications and integrated solutions and we are encouraged by the substantial pipeline that we have developed around these applications versus the first quarter of 2003."


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SUMMARY OF FINANCIAL HIGHLIGHTS (IN MILLIONS)

                                                   1Q 2004      1Q 2003
                                                   -------      -------

Revenues                                            $35.2         $44.0

Gross Profit                                        $ 7.8         $11.7

Operating Income (Loss)                             $(0.4)        $ 0.4

Net Loss                                            $(0.9)        $(0.5)

Cash + Revolving Credit Availability                $17.6         $24.5

Senior Debt                                         $27.9         $45.9

Net Senior Debt                                     $16.3         $21.4
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"Overall, we expect to see positive growth for our BPO operations in 2004 versus
2003. This growth will come from expanding our service offerings to existing clients, for example through claims adjudication services to our healthcare customers, as well as finalizing contract negotiations with new clients in our target markets. Given the current marketplace emphasis on security and regulatory requirements, there is an extremely high level of interest in and acceptance of LASON's value-proposition, which emphasizes business continuation, disaster recovery and regulatory compliance. Consistent with our business plan for 2004, we are continuing to aggressively evaluate our cost structure and efficiency levels through the implementation of our Six Sigma and Lean production methodology programs. We expect these efforts to bring further benefits to the Company as we progress throughout the remainder of the year,"
continued Mr. Risher.

ABOUT LASON

LASON, Inc. (www.lason.com) enables organizations to secure their decisions and their future by improving business processes through outsourced services in industries that are data and document-intensive, such as the financial services, healthcare, government, manufacturing and industrial markets where accuracy, privacy and security are top concerns. Our customized solutions provide substantial and identifiable cost savings. With over 55 locations and facilities management sites in 22 states, India, China (service relationship), Mexico and Canada, LASON's integrated suite of solutions utilizes the latest technology surrounding data input, scanning, digital storage, retrieval and delivery of sensitive data and documents to increase the efficiency and effectiveness of back-office and administrative functions.

To succeed in the outsourced services industry, one must help clients dynamically improve business practices and generate substantial cost savings. We accomplish this goal through the continuous improvement of business processes, leveraging technology and the expertise of our solution teams and seamlessly integrating onshore and offshore resources. What truly sets LASON apart as a trusted outsource partner is the company's unparalleled focus on security and accuracy.


A key element of LASON's integrated approach, document DNA, is a unique browser-based data and document management service that improves information accessibility and enhances workflow in business processes. This proven, encrypted system handles billions of documents, stores virtually any type of document and enables secure and instant access to critical information - all conveniently

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at a client's desktop. As with all of LASON's offerings, Document DNA allows customers to save time, cut costs, and feel more secure about the continued management of their sensitive information.

By entrusting LASON with their business processes involving critical data and documents, organizations can speed up their business cycles, and make more accurate, well-informed decisions.

This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: (1) important information is of a preliminary basis and subject to further adjustment, (2) the assimilation of business units, (3) the economic, political and regulatory environment, (4) competitive risks and uncertainties,
(5) dependence on key customers and management, (6) fluctuations in paper prices, (7) price and availability of qualified temporary labor, (8) reliability of Company data, (9) changes in the business outsourcing industry, (10) management's ability to implement its business plan, (11) the financial and legal effect of any outstanding litigation, (12) ultimate resolution and settlement of administrative and priority claims, including priority tax claims, whether known or unknown as a result of the Company's previous Chapter 11 filing, (13) status of the Company's financing, (14) other important factors beyond the control of LASON and (15) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Actual future results may vary significantly from those set forth herein. These forward-looking statements represent the Company's judgment as of the date hereof. The Company disclaims, however, any intent or obligation to update its forward-looking statements.




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                                   LASON, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2004 AND DECEMBER 31, 2003
                        (IN THOUSANDS, EXCEPT FOR SHARES)

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


                                                                                           MARCH 31,        DECEMBER 31,
                                                                                             2004              2003
                                                                                             ----             -----
                                                                                          (UNAUDITED)
ASSETS
Cash and cash equivalents.......................................................        $      11,597     $      12,153
Accounts receivable (net of allowance of $1,670 and 2,009, respectively)........               28,637            25,972
Supplies........................................................................                1,993             2,182
Prepaid expenses and other......................................................                5,211             7,412
                                                                                        -------------     -------------
      Total current assets......................................................               47,438            47,719
Property and equipment (net of accumulated depreciation of $4,512
   and $3,770, respectively)....................................................                5,890             5,927
                                                                                        -------------     -------------
      Total assets..............................................................        $      53,328     $      53,646
                                                                                        =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable ...............................................................        $       6,785     $       6,076
Accrued expenses................................................................                7,045             7,325
Customer deposits...............................................................                4,837             2,973
Deferred revenue................................................................                1,884             1,969
Current portion of long-term obligations........................................                4,425             4,414
                                                                                        -------------     -------------
      Total current liabilities.................................................               24,976            22,757
Long-term obligations...........................................................               25,630            27,281
                                                                                        -------------     -------------
      Total liabilities.........................................................               50,606            50,038

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued
   and outstanding..............................................................                   --                --
Common stock, $.01 par value; 100,000,000 shares authorized, 3,267,656
   shares reserved for issuance and 26,777,344 shares issued and outstanding....                  300               300
Additional paid-in capital......................................................                1,565             1,565
Retained earnings...............................................................                  857             1,743
                                                                                        -------------     -------------
      Total stockholders' equity................................................                2,722             3,608
                                                                                        -------------     -------------
      Total liabilities and stockholders' equity................................        $      53,328     $      53,646
                                                                                        =============     =============

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                                  LASON, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                                                              THREE MONTHS ENDED
                                                                                   MARCH, 31
                                                                         ----------------------------
                                                                            2004              2003
                                                                            ----              ----
Revenues ....................................................            $    35,177      $    44,016

Cost of revenues.............................................                 27,374           32,342
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   Gross profit..............................................                  7,803           11,674

Selling, general and administrative expenses.................                  8,156           11,268
                                                                         -----------      -----------
   (Loss) income from operations.............................                   (353)             406

Net interest expense.........................................                    496              756
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   Loss from operations before income taxes..................                   (849)            (350)
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Provision for income taxes...................................                     37              108
                                                                         -----------      -----------
   Net loss .................................................            $      (886)     $      (458)
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Basic and diluted loss per common share .....................            $    (0.03)      $     (0.02)
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